Exhibit 1

Trading Data

Reporting Person	Transaction Type	Date of Transaction	No. of Shares (Common Stock)	Price Per Share $	Where/How Effected
ACOF VI Holdings, L.P.	Purchase	7/11/2022	199,881	$1.0000	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	7/12/2022	475,000	$0.9606	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	7/13/2022	87,590	$0.9988	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	7/14/2022	62,490	$1.0000	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/12/2022	316,673	$1.7922	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/15/2022	266,600	$1.7878	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/16/2022	700,000	$1.9830	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/17/2022	1,000,000	$1.9151	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/18/2022	242,068	$1.8931	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/19/2022	250,000	$1.8154	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/22/2022	200,000	$1.7400	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/23/2022	200,000	$1.7154	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/24/2022	200,000	$1.7770	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/25/2022	200,000	$1.8210	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/26/2022	200,000	$1.7923	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/29/2022	200,000	$1.6937	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/30/2022	200,000	$1.7342	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	8/31/2022	200,000	$1.7016	Open Market/Broker
ACOF VI Holdings, L.P.	Purchase	9/1/2022	200,000	$1.5691	Open Market/Broker